FOR IMMEDIATE RELEASE

Boston Scientific announces results for
fourth quarter and full year 2024

Marlborough, Mass. (February 5, 2025) -- Boston Scientific Corporation (NYSE: BSX) generated net sales of $4.561 billion during the fourth quarter of 2024, growing 22.4 percent on a reported basis, 23.1 percent on an operational1 basis and 19.5 percent on an organic2 basis, all compared to the prior year period. The company reported GAAP net income attributable to Boston Scientific common stockholders of $566 million or $0.38 per share (EPS), compared to $504 million or $0.34 per share a year ago and achieved adjusted3 EPS of $0.70 for the period, compared to $0.55 a year ago.

For the full year 2024, the company generated net sales of $16.747 billion, growing 17.6 percent on a reported basis, 18.5 percent on an operational1 basis and 16.4 percent on an organic2 basis. The company reported GAAP net income attributable to Boston Scientific common stockholders of $1.853 billion or $1.25 per share, compared to $1.570 billion or $1.07 per share a year ago, and delivered full year adjusted3 EPS of $2.51, compared to $2.05 a year ago.

“2024 was one of the best years in the history of Boston Scientific, fueled by our innovative portfolio, the launch of our FARAPULSE™ Pulsed Field Ablation System as well as significant clinical achievements and commercial excellence across businesses and regions,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “We have a strong foundation for growth, and I am incredibly grateful for our talented global team and the opportunity to continue transforming the lives of millions of patients around the world.”

Fourth quarter financial results and recent developments:

•Reported net sales of $4.561 billion, representing an increase of 22.4 percent on a reported basis, compared to the company's guidance range of 16.5 to 18.5 percent; 23.1 percent on an operational basis; and 19.5 percent on an organic basis, compared to the company's guidance range of 14 to 16 percent, all compared to the prior year period.

•Reported GAAP net income attributable to Boston Scientific common stockholders of $0.38 per share, compared to the company's guidance range of $0.41 to $0.43 per share, and achieved adjusted EPS of $0.70 per share, compared to the guidance range of $0.64 to $0.66 per share.

•Achieved the following net sales growth in each reportable segment, compared to the prior year period:
◦MedSurg: 12.4 percent reported, 13.0 percent operational and 7.0 percent organic
◦Cardiovascular: 28.8 percent reported, 29.5 percent operational and 27.4 percent organic

•Achieved the following net sales growth in each region, compared to the prior year period:
◦United States (U.S.): 30.7 percent reported and operational
◦Europe, Middle East and Africa (EMEA): 10.8 percent reported and 11.6 percent operational
◦Asia-Pacific (APAC): 11.1 percent reported and 12.4 percent operational
◦Latin America and Canada (LACA): 4.6 percent reported and 12.6 percent operational
◦Emerging Markets4: 12.4 percent reported and 15.2 percent operational

•Presented positive 36-month primary endpoint findings from the OPTION clinical trial at the American Heart Association Scientific Sessions demonstrating superior bleeding risk reduction and similar efficacy with the WATCHMAN FLX™ Left Atrial Appendage Closure Device compared to oral anticoagulation in high-risk patients with atrial fibrillation (AF) post ablation, followed by a late-breaking sub-analysis at AF Symposium 2025 reaffirming positive outcomes with the device in both concomitant and sequential procedures.

•Presented positive 12-month primary endpoint findings from phase one of the ADVANTAGE AF clinical trial at AF Symposium 2025 that achieved the safety and effectiveness endpoints for the treatment of patients with persistent AF with the FARAPULSE™ Pulsed Field Ablation System.

•Received U.S. Centers for Medicare & Medicaid Services approval of a new transitional pass-through payment for the AGENT™ Drug-Coated Balloon effective Jan. 1, 2025, which offers facilities additional reimbursement for outpatient procedures.

•Received both U.S. Food and Drug Administration (FDA) approval and CE mark for the Vercise™ Cartesia™ X and HX Directional Leads, the first and only 16-contact directional leads designed for more precise targeting for enhanced clinical outcomes using the Vercise Genus™ Deep Brain Stimulation System.

•Completed the acquisition of Axonics, Inc., an innovative medical technology company focused on the development and commercialization of differentiated devices for the treatment of urinary and bowel dysfunction.

•Announced and completed the acquisition of Cortex, Inc., a privately held medical technology company focused on the development of a diagnostic mapping solution which aims to identify triggers and drivers outside of the pulmonary veins that are foundational to AF.

•Announced agreements to acquire the following companies, subject to customary closing conditions:
◦Bolt Medical, Inc., a developer of an intravascular lithotripsy advanced laser-based platform for the treatment of coronary and peripheral artery disease which is pending U.S. FDA approval.
◦Intera Oncology® Inc., a medical device company that provides the Intera 3000 Hepatic Artery Infusion Pump and floxuridine, a chemotherapy drug.

1 Operational net sales growth excludes the impact of foreign currency fluctuations.
2 Organic net sales growth excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales.
3 Adjusted EPS excludes the impacts of certain charges (credits) which may include amortization expense, goodwill and other intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio net losses (gains) and impairments, restructuring and restructuring-related net charges (credits), certain litigation-related net charges (credits), European Union Medical Device Regulation (EU MDR) implementation costs, debt extinguishment net charges, deferred tax expenses (benefits) and certain discrete tax items.
4 Periodically, we assess our list of Emerging Markets countries, and effective January 1, 2023, modified our list to include all countries except the United States, Western and Central Europe, Japan, Australia, New Zealand and Canada.
Fourth quarter net sales by business and region:

			Increase/(Decrease)
	Three Months Ended December 31,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis	Impact of Recent Acquisitions / Divestitures	Organic Basis
(in millions)	2024	2023
Endoscopy	$690	$645	7.0%	0.6%	7.6%	(0.7)%	7.0%
Urology	630	527	19.5%	0.5%	20.1%	(12.2)%	7.9%
Neuromodulation	299	269	11.4%	0.5%	11.9%	(6.4)%	5.5%
MedSurg	1,619	1,441	12.4%	0.6%	13.0%	(6.0)%	7.0%
Cardiology	2,297	1,751	31.1%	0.8%	31.9%	—%	31.9%
Peripheral Interventions	645	533	21.0%	0.8%	21.7%	(9.2)%	12.5%
Cardiovascular	2,942	2,285	28.8%	0.8%	29.5%	(2.2)%	27.4%
Net Sales	$4,561	$3,725	22.4%	0.7%	23.1%	(3.6)%	19.5%

			Increase/(Decrease)
	Three Months Ended December 31,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2024	2023
U.S.	$2,893	$2,213	30.7%	—%	30.7%
EMEA	830	749	10.8%	0.9%	11.6%
APAC	684	616	11.1%	1.2%	12.4%
LACA	155	148	4.6%	8.0%	12.6%
Net Sales	$4,561	$3,725	22.4%	0.7%	23.1%

Emerging Markets[4]	$668	$595	12.4%	2.8%	15.2%

Amounts may not foot due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.
Net sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of acquisitions/divestitures are not prepared in accordance with GAAP.

Full year net sales by business and region:

			Increase/(Decrease)
	Year Ended December 31,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis	Impact of Recent Acquisitions / Divestitures	Organic Basis
(in millions)	2024	2023
Endoscopy	$2,687	$2,482	8.3%	0.6%	8.9%	(1.0)%	8.0%
Urology	2,200	1,964	12.0%	0.5%	12.5%	(3.3)%	9.3%
Neuromodulation	1,106	976	13.3%	0.4%	13.7%	(11.0)%	2.7%
MedSurg	5,993	5,422	10.5%	0.6%	11.1%	(3.6)%	7.5%
Cardiology	8,344	6,709	24.4%	1.0%	25.4%	—%	25.4%
Peripheral Interventions	2,410	2,110	14.2%	1.2%	15.5%	(4.6)%	10.9%
Cardiovascular	10,755	8,819	22.0%	1.1%	23.0%	(1.1)%	21.9%
Net Sales	$16,747	$14,240	17.6%	0.9%	18.5%	(2.1)%	16.4%

			Increase/(Decrease)
	Year Ended December 31,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2024	2023
U.S.	$10,210	$8,425	21.2%	—%	21.2%
EMEA	3,228	2,856	13.0%	0.8%	13.8%
APAC	2,686	2,400	11.9%	3.7%	15.7%
LACA	624	560	11.4%	2.6%	14.1%
Net Sales	$16,747	$14,240	17.6%	0.9%	18.5%

Emerging Markets[4]	$2,680	$2,310	16.1%	3.6%	19.6%

Amounts may not foot due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.
Net sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of acquisitions/divestitures are not prepared in accordance with U.S. GAAP.

Guidance for Full Year and First Quarter 2025

The company estimates net sales growth for the full year 2025, versus the prior year period, to be in a range of approximately 12.5 to 14.5 percent on a reported basis, and approximately 10 to 12 percent on an organic basis. Full year organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales. The company estimates EPS on a GAAP basis in a range of $1.86 to $1.93 and estimates adjusted EPS, excluding certain charges (credits), of $2.80 to $2.87.

The company estimates net sales growth for the first quarter of 2025, versus the prior year period, to be in a range of approximately 17 to 19 percent on a reported basis, and approximately 14 to 16 percent on an organic basis. First quarter organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales. The company estimates EPS on a GAAP basis in a range of $0.43 to $0.45 and estimates adjusted EPS, excluding certain charges (credits), of $0.66 to $0.68.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. ET. The company will webcast the call to interested parties through its website: investors.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical technologies that improve the health of patients around the world. As a global medical technology leader for more than 45 years, we advance science for life by providing a broad range of high-performance solutions that address unmet patient needs and reduce the cost of health care. Our portfolio of devices and therapies helps physicians diagnose and treat complex cardiovascular, respiratory, digestive, oncological, neurological and urological diseases and conditions. Learn more at
www.bostonscientific.com and connect on LinkedIn and X, formerly Twitter.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "may," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales; reported, operational and organic revenue growth rates; reported and adjusted EPS for the first quarter and full year 2025; our financial performance; acquisitions; clinical trials; our business plans and product performance; and new and anticipated product approvals and launches. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.
Risks and uncertainties that may cause such differences include, among other things: economic conditions, including the impact of foreign currency fluctuations; future U.S. and global political, competitive, reimbursement and regulatory conditions; geopolitical events; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by public health emergencies or extreme weather or other climate change-related events; labor shortages and increases in labor costs; variations in outcomes of ongoing and future clinical trials and market studies; new product introductions; expected procedural volumes; the closing and integration of acquisitions; demographic trends; intellectual property; litigation; financial market conditions; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements, except as required by law. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying unrounded amounts.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Chanel Hastings	Investors:	Jonathan Monson
	508-382-0288 (office)		508-683-5450 (office)
	Media Relations		Investor Relations
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BOSTON SCIENTIFIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
in millions, except per share data	2024	2023	2024	2023

Net sales	$4,561	$3,725	$16,747	$14,240
Cost of products sold	1,466	1,146	5,257	4,345
Gross profit	3,095	2,579	11,490	9,896

Operating expenses:
Selling, general and administrative expenses	1,612	1,379	5,984	5,190
Research and development expenses	460	363	1,615	1,414
Royalty expense	10	12	33	46
Amortization expense	225	208	856	828
Intangible asset impairment charges	111	—	386	58
Contingent consideration net expense (benefit)	(1)	14	(5)	58
Restructuring net charges (credits)	4	19	16	69
Litigation-related net charges (credits)	—	—	—	(111)
	2,420	1,995	8,887	7,553
Operating income (loss)	675	584	2,603	2,343

Other income (expense):
Interest expense	(80)	(65)	(305)	(265)
Other, net	(10)	(14)	(16)	(93)
Income (loss) before income taxes	585	505	2,282	1,985
Income tax expense (benefit)	23	1	436	393
Net income (loss)	$562	$504	$1,846	$1,592
Preferred stock dividends	—	—	—	(23)
Net income (loss) attributable to noncontrolling interests	(4)	(0)	(8)	(1)
Net income (loss) attributable to Boston Scientific common stockholders	$566	$504	$1,853	$1,570

Net income (loss) per common share - basic	$0.38	$0.34	$1.26	$1.08
Net income (loss) per common share - diluted	$0.38	$0.34	$1.25	$1.07

Weighted-average shares outstanding
Basic	1,474.2	1,465.3	1,471.5	1,453.0
Diluted	1,490.2	1,476.9	1,485.9	1,463.5

Amounts may not foot due to rounding.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended December 31, 2024
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Net Income (Loss) Attributable to Noncontrolling Interests	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share
Reported	$3,095	$2,420	$675	$(90)	$585	$562	$(4)	$566	$0.38
Non-GAAP adjustments:
Amortization expense	—	(225)	225	—	225	198	2	196	0.13
Intangible asset impairment charges	—	(111)	111	—	111	96	—	96	0.06
Acquisition/divestiture-related net charges (credits)	63	(84)	147	0	147	61	—	61	0.04
Restructuring and restructuring-related net charges (credits)	56	(24)	80	—	80	70	—	70	0.05
Litigation-related net charges (credits)	—	—	—	—	—	(0)	—	(0)	(0.00)
Investment portfolio net losses (gains) and impairments	—	—	—	2	2	1	—	1	0.00
EU MDR implementation costs	9	(5)	13	—	13	12	—	12	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	45	—	45	0.03
Discrete tax items	—	—	—	—	—	(4)	—	(4)	(0.00)
Adjusted	$3,222	$1,971	$1,251	$(87)	$1,164	$1,041	$(1)	$1,043	$0.70

	Three Months Ended December 31, 2023
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Net Income (Loss) Attributable to Noncontrolling Interests	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share
Reported	$2,579	$1,995	$584	$(79)	$505	$504	$(0)	$504	$0.34
Non-GAAP adjustments:
Amortization expense	—	(208)	208	—	208	178	2	176	0.12
Acquisition/divestiture-related net charges (credits)	9	(120)	129	(0)	129	54	—	54	0.04
Restructuring and restructuring-related net charges (credits)	22	(30)	52	—	52	43	—	43	0.03
Litigation-related net charges (credits)	—	—	—	—	—	(1)	—	(1)	(0.00)
Investment portfolio net losses (gains) and impairments	—	—	—	(0)	(0)	2	—	2	0.00
EU MDR implementation costs	11	(5)	16	—	16	14	—	14	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	44	—	44	0.03
Discrete tax items	—	—	—	—	—	(18)	—	(18)	(0.01)
Adjusted	$2,621	$1,631	$990	$(79)	$911	$819	$2	$817	$0.55

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.
Amounts may not foot due to rounding.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Year Ended December 31, 2024
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Noncontrolling Interests	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share
Reported	$11,490	$8,887	$2,603	$(321)	$2,282	$1,846	$—	$(8)	$1,853	$1.25
Non-GAAP adjustments:
Amortization expense	—	(856)	856	—	856	743	—	9	734	0.49
Intangible asset impairment charges	—	(386)	386	—	386	339	—	—	339	0.23
Acquisition/divestiture-related net charges (credits)	111	(291)	402	1	403	375	—	—	375	0.25
Restructuring and restructuring-related net charges (credits)	139	(90)	229	—	229	199	—	—	199	0.13
Litigation-related net charges (credits)	—	—	—	—	—	(0)	—	—	(0)	(0.00)
Investment portfolio net losses (gains) and impairments	—	—	—	20	20	19	—	—	19	0.01
EU MDR implementation costs	35	(17)	52	—	52	45	—	—	45	0.03
Deferred tax expenses (benefits)	—	—	—	—	—	165	—	—	165	0.11
Discrete tax items	—	—	—	—	—	(4)	—	—	(4)	(0.00)
Adjusted	$11,776	$7,246	$4,529	$(301)	$4,229	$3,726	$—	$1	$3,725	$2.51

	Year Ended December 31, 2023
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Noncontrolling Interests	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share(1)
Reported	$9,896	$7,553	$2,343	$(358)	$1,985	$1,592	$(23)	$(1)	$1,570	$1.07
Non-GAAP adjustments:
Amortization expense	—	(828)	828	—	828	713	—	4	709	0.48
Intangible asset impairment charges	—	(58)	58	—	58	54	—	—	54	0.04
Acquisition/divestiture-related net charges (credits)	53	(314)	367	6	373	352	—	—	352	0.24
Restructuring and restructuring-related net charges (credits)	77	(107)	185	—	185	156	—	—	156	0.11
Litigation-related net charges (credits)	—	111	(111)	—	(111)	(88)	—	—	(88)	(0.06)
Investment portfolio net losses (gains) and impairments	—	—	—	21	21	24	—	—	24	0.02
EU MDR implementation costs	47	(21)	69	—	69	59	—	—	59	0.04
Deferred tax expenses (benefits)	—	—	—	—	—	155	—	—	155	0.11
Discrete tax items	—	—	—	—	—	8	—	—	8	0.01
Adjusted	$10,073	$6,335	$3,738	$(331)	$3,407	$3,025	$(23)	$4	$2,999	$2.05

(1) For the year ended December 31, 2023, the effect of assuming the conversion of Mandatory Convertible Preferred Stock, Series A MCPS into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our consolidated statements of operations, for purposes of calculating net income attributable to common stockholders. On June 1, 2023, all outstanding shares of MCPS automatically converted into shares of common stock.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.
Amounts may not foot due to rounding.

BOSTON SCIENTIFIC CORPORATION
Q1 and FY 2025 GUIDANCE RECONCILIATIONS
(Unaudited)

Net Sales

	Q1 2025 Estimate		Full Year 2025 Estimate
	(Low)	(High)	(Low)	(High)
Reported growth	17.0%	19.0%	12.5%	14.5%
Impact of foreign currency fluctuations	1.0%	1.0%	1.0%	1.0%
Operational growth	18.0%	20.0%	13.5%	15.5%
Impact of acquisitions/divestitures	(4.0)%	(4.0)%	(3.5)%	(3.5)%
Organic growth	14.0%	16.0%	10.0%	12.0%

Earnings per Share

	Q1 2025 Estimate		Full Year 2025 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.43	$0.45	$1.86	$1.93

Amortization expense	0.14	0.14	0.55	0.55
Acquisition/divestiture-related net charges (credits)	0.03	0.03	0.10	0.10
Restructuring and restructuring-related net charges (credits)	0.03	0.03	0.11	0.11
Other adjustments	0.04	0.04	0.17	0.17
Adjusted results	$0.66	$0.68	$2.80	$2.87

Amounts may not foot due to rounding.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share (EPS) that exclude certain charges (credits); operational net sales, which exclude the impact of foreign currency fluctuations; and organic net sales, which exclude the impact of foreign currency fluctuations as well as the impact of acquisitions and divestitures with less than a full period of comparable net sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share, we exclude certain charges (credits) from GAAP net income and GAAP net income attributable to Boston Scientific common stockholders, which include amortization expense, goodwill and other intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio net losses (gains) and impairments, restructuring and restructuring-related net charges (credits), certain litigation-related net charges (credits), EU MDR implementation costs, debt extinguishment net charges, deferred tax expenses (benefits) and certain discrete tax items. Amounts are presented after-tax using the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 740-270-30, “General Methodology and Use of Estimated Annual Effective Tax Rate.” Please refer to Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report filed on Form 10-K filed with the Securities and Exchange Commission or Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations in any Quarterly Report on Form 10-Q that we have filed or will file thereafter for an explanation of each of these adjustments and the reasons for excluding each item.

The GAAP financial measures most directly comparable to adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share are GAAP net income (loss), GAAP net income (loss) attributable to Boston Scientific common stockholders and GAAP net income (loss) per common share – diluted, respectively.

To calculate operational net sales growth rates, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior periods. To calculate organic net sales growth rates, we also remove the impact of acquisitions and divestitures with less than a full period of comparable net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales reported on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders, adjusted net income (loss) per share, operational net sales growth rates and organic net sales growth rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.